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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
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PVF Capital Corp.



                                                                    State or Other
                                                                    Jurisdiction of          Percentage
Subsidiaries (1)                                                    Incorporation            Ownership
----------------                                                    ---------------          -----------
Park View Federal Savings Bank                                      Ohio                     100%

PVF Service Corporation                                             Ohio                     100%

PVF Mortgage Corp.                                                  Ohio                     100%

PVF Community Development Corp.                                     Ohio                     100%

Mid Pines Land Co.                                                  Ohio                     100%

PVF Holdings Inc.                                                   Ohio                     100%

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(1)     The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.